                                     LEASE



     THIS LEASE is made and entered into as of the 30th day of July, 1993 and by and between HASSAN RAHMAN ("Landlord") having an address of P.O. Box 1497, Kingshill U.S.V.I. 00851-1497 and COST-U-LESS, a Washington corporation ("Tenant") having an address of 1810 15th Place N.W., Suite 203, Issaquah, Washington 98027.

     In consideration of the rents and mutual covenants set forth herein, Landlord and Tenant agree as follows:

                                   AGREEMENT

      1.  Premises

     Landlord does hereby lease and demise to Tenant and Tenant does hereby lease from Landlord for the term and under the terms and conditions set forth herein that certain real property located at Plot 3A Estate Hogensborg West End Quarter, more particularly described on EXHIBIT A attached hereto and incorporated herein, together with any and all improvements thereon, including, but not limited to, a building of approximately 26,210 square feet to be constructed in accordance with Section 3 of this Lease ("Premises").

      2.  Term

     The term of this Lease shall be approximately ten (10) years and shall commence thirty (30) days from the date on which Tenant receives a permanent Certificate of Occupancy for the Premises, referred to herein as the "Commencement Date."

     The term of this Lease shall end at 6:00 p.m. on the date which is ten (10) years from the Commencement Date, subject to the options to extend as set forth in Section 5 of this Lease. The parties agree that when the Commencement Date becomes certain, they shall complete and execute a supplement to this Lease to reflect the actual Commencement Date.

      3.  Construction of Premises

           3.1  Landlord's Construction

     Landlord shall, subject to the conditions set forth below, proceed with all due diligence to prepare the Premises at Landlord's sole cost and expense, substantially in accor-
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dance with the plans, outlines and specifications provided to Landlord by
Tenant, copies of which are attached as EXHIBIT B to this Lease. All labor and materials required to prepare the Premises for Tenant's use other than those described on EXHIBIT B shall be furnished by Tenant at Tenant's sole cost and expense. All such preparation shall be accomplished in compliance with all applicable laws, ordinances, regulations and restrictions. Landlord shall be responsible to obtain any construction loan financing sufficient to make timely payments of all costs of construction of the Landlord's work in accordance with all of the cost estimates for such work, plus related costs such as professional fees, bond and insurance premiums, interest on and charges for borrowed money, service and escrow fees, real estate taxes and assessments and similar costs. Landlord shall be responsible to obtain all final administrative approvals necessary to, and as conditions precedent for the issuance of building permits by the appropriate jurisdiction or authority.

          3.2  Commencement of Work

     If Landlord's work has not been commenced by that day which is one hundred eighty (180) days from the date of this Lease, Tenant may cancel this Lease upon not less than ninety (90) days written notice to Landlord; provided, however, that if Landlord shall commence such construction during the notice period, Tenant's cancellation shall have no further force or effect and this Lease shall remain in force between the parties. If Landlord shall not commence work or, if at any time prior to the above date Landlord shall notify Tenant in writing that Landlord has been unable to obtain the final approvals described in Section 3.1 above, from and after the date of such notice to Tenant, Tenant shall have the right to terminate this Lease, and upon such termination, the parties shall have no further rights or liabilities hereunder.

          3.3  Completion of Work

     Landlord shall not be held liable or responsible for delays in construction or Landlord's work arising out of or occasioned by strikes, accidents, acts of God, extreme weather conditions, unforeseen restrictions imposed by any government or any governmental agency or other delays beyond Landlord's control. Subject to the foregoing, Landlord agrees to deliver the Premises to Tenant for commencement of Tenant's business not later than one hundred eighty (180) days from the date of execution of this Lease. If Landlord fails to deliver the Premises to Tenant for commencement of Tenant's business by the Completion Date, Landlord shall pay to Tenant the amount of Five Hundred and No/100 Dollars (US$500.00) per day for each and every day between the Completion Date and the date
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Landlord actually delivers the Premises to Tenant for commencement of Tenant's business.

          3.4  Warranty

                     3.4.1  Warranty of Landlord's Work

     Landlord warrants that Landlord's work on the Premises under this Section 3
(i) shall be performed in a workmanlike and skillful manner, (ii) shall in all respects be of a first class quality, free from all faults and defects in workmanship, material, design and title, and (iii) shall be in strict compliance with the requirements of the plans, outlines and specifications provided to Landlord by Tenant. Landlord further warrants that all materials, equipment and other items incorporated (or to be incorporated) in Landlord's work on the Premises or consumed (or to be consumed) in the performance of Landlord's work on the Premises shall be new and of the most suitable grade for the purpose intended. Subject to any extension pursuant to Section 3.4.2 below, this warranty shall continue until that date which is twelve (12) months after the Completion Date ("Warranty Period").

                     3.4.2  Correction of Defects

     If, at any time during the Warranty Period, Landlord receives from Tenant notice of any failure to comply with the warranty set forth in this Section 3.4, Landlord shall promptly and, at such times as Tenant directs, satisfactorily correct such noncompliance and remedy any damage to other items of Landlord's work or Tenant's property resulting from such noncompliance. The Warranty Period shall then be extended as to any corrected work performed by the Landlord until the expiration of twenty-four (24) months after acceptance by Tenant of the corrected work. All costs incidental to such correction and remedy shall be borne by Landlord.

                     3.4.3  Tenant's Right to Correct

     If Landlord fails to satisfactorily correct or remedy any noncompliance or damage in accordance with Section 3.4.2, then Tenant shall have the right, but not the obligation, to perform, on behalf and at the expense of Landlord, any correction or remedy which Landlord has failed to perform and of which Tenant has given Landlord notice. Tenant shall be permitted to offset the cost of any such correction or remedy against any rent or other sums payable to Landlord under this Lease.

     4.   Rent

          4.1  Payment of Rent

     Commencing on the Commencement Date, Tenant shall pay rent to Landlord in the amount of Two Hundred Twenty-Two Thousand Seven Hundred Eighty-Five and No/100 Dollars (US$222,785.00) per year payable in equal monthly installments of Eighteen Thousand Five Hundred Sixty-Five and 42/100 Dollars (US$18,565.42) on or before the first day of each calendar month commencing on the Commencement Date. All rental payments to be made hereunder shall be made to Landlord at P.O. Box 1497, Kingshill U.S.V.I., or at such other place as Landlord may direct in writing. If the term of this Lease does not commence on the first day of the month, then the rental payment for such month shall be prorated. At the end of the first five years of the lease, the rent shall increase to $19,650 per month and remain at that rate until the end of the second five (5) years.

          4.2  Security Deposit

     Tenant shall pay the sum of Fifty-Five Thousand, Six Hundred Ninety-Six and 26/100 Dollars ($55,696.26) equal to three months of Basic Rent upon the execution of this Lease, said payment to be considered Second and Last month's rent as well as a Security Deposit. Landlord shall have no obligation whatsoever to pay Tenant any interest of the Security Deposit.

          4.3  Costs of Collection

     If the tenant fails to pay rent in a timely manner, tenant shall pay all costs incurred by Landlord to collect all Rent or other charges which Landlord is entitled to under this Lease, including, without limitation, reasonable collection fees, legal costs and attorney's fees.

     5.   Option to Extend

          5.1  Option

          Tenant shall have the right to extend the term of this Lease for two
(2) successive terms of five (5) years each ("Option to Extend"), such extensions to be upon the covenants, terms and conditions as set forth in this Lease, except that rent for each such extension shall be established as described below. Tenant shall exercise any Option to Extend by written notice to Landlord of Tenant's election to exercise such Option to Extend given not less than ninety (90) days prior to the end of the then-current term.

          5.2  Extension Rent

     If Tenant elects to exercise its Option to Extend, Tenant shall pay rent to Landlord in the amount of Two Hundred Forty-

Eight Thousand Nine Hundred Ninety-Five and No/100 Dollars (US$248,995.00) per year payable in equal monthly installments of Twenty Thousand Seven Hundred Forty-Nine and 58/100 Dollars (US$20,749.58) on or before the first day of each calendar month during the first option period under this Lease. If, at the end of such first option period, Tenant elects to exercise its Option to Extend for a second option period, Tenant shall pay rent to Landlord in the amount of Two Hundred Seventy-Five Thousand, Two Hundred Five and no/100 Dollars (US$275,205.00) per year payable in equal monthly installments of Twenty-Two Thousand, Nine Hundred Thirty-Three and 75/100 Dollars (US$22,933.75) on or before the first day of each calendar month during the second option period under this Lease.

     6.  Tenant's Right of First Option

     Tenant shall be entitled to purchase the Premises offered by giving written notice thereof to Landlord within thirty (30) days after receipt of the Offering Notice. If Tenant fails to agree to purchase the Premises within the time aforesaid, Landlord shall have the right to complete the sale of the Premises to the proposed purchaser who shall then hold the Premises subject to the provisions of this Lease, including the right of first option stated herein, to the same force and effect as if purchaser had been in the original party hereto.

     7.   Taxes and Assessments

          7.1  Tenant's Payment

     Tenant covenants and agrees to bear, pay and discharge, before delinquency thereof, all taxes and assessments, general and special, which may be taxed, charged, levied, assessed or imposed upon or against or be payable for or in respect of the Premises or any part thereof or the improvements at any time thereon, except for Landlord's income and franchise taxes.

     6.    Tenant's Right of First Option

     If at any time during the term or any extended term of this Lease Landlord shall receive a bona fide offer for the purchase of the Premises which Landlord desires to accept or Landlord shall decide to sell the Premises. Landlord shall give written notice thereof (the "Offering Notice") to Tenant. The Offering Notice shall contain a copy of the terms and conditions of the offer to sell.

Taxes and assessments for the year in which the term of this Lease commences, and for the year in which this Lease expires or terminates, shall be prorated between Landlord and Tenant as of such date of commencement, expiration or termination. In the event the amount of such taxes and assessments for the year of termination cannot be ascertained as of said date of termination, proration shall be made on the basis of the taxes and assessments for the preceding year.

          7.2  Right to Contest

     Tenant shall have the right, in its or Landlord's name, to contest the validity of any tax or assessment which Tenant is required to bear, pay and discharge hereunder, by appropriate legal proceeding, provided that Tenant, before instituting any such contest, gives Landlord written notice of its intention so to do. Landlord agrees to cooperate fully with Tenant in good faith during the course of such contest. Tenant shall diligently prosecute any such contest, at all times effectually stay or prevent any official or judicial sale therefor, under execution or otherwise, and pay any final judgment enforcing the tax or assessment so contested and thereafter promptly procure record satistfaction thereof.

     8.    Insurance

     Tenant shall, at its sole expense, maintain in force fire and extended coverage insurance with respect to the Premises. Landlord shall be named as an additional insured on all such policies. The policies shall provide that they may not be canceled or modified for any reason without fifteen (15) days' prior written notice to Landlord. In connection with all such insurance, Tenant shall apply to such insurer to have such insurer waive in writing all rights and subrogations which such insurer might have otherwise acquired, if at all, against Landlord and/or Tenant. Landlord and Tenant each herewith and hereby releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils described in such policies which occur in, on or about the Premises, whether due to the negligence of either party, their agents or employees or otherwise and whether or not such insurance is in effect as of the date of any damage. The waivers provided for herein shall be applicable and effective only in the event such waivers are obtainable from the insurance carriers concerned.

     The Tenant shall keep the Premises insured for the full replacement value during the term of this Lease against all loss and damage including, without limitation, coverage for fire, flood insurance, as required by Landlord or its mortgagees, for the full replacement value such insurance to be written by an insurance company or companies authorized to do business in the U.S. Virgin Islands.

     It is expressly understood and agreed that if for any reason directly attributable to Tenant's use of the Premises it shall be impossible for Tenant to obtain fire insurance on the Premises in an amount and in the form and with fire insurance companies reasonably acceptable to Landlord, Landlord may, at its option, (a) terminate this Lease upon giving Tenant not less than forty-five
(45) days notice of Landlord's intention to do so, and upon the expiration of said forty-five (45) day period this Lease shall terminate, Tenant shall vacate the Premises and Rent shall be apportioned as of the date of termination; or
(b) compute the additional cost for such insurance over and above the standard cost as if the condition attributable to Tenant did not exist, and Tenant shall be obligated to pay such additional cost or insurance as Additional Rent; or (c) require Tenant to obtain additional specific coverage at its own cost and expense and provide, within forty-five days, evidence of such insurance in a form satisfactory to Landlord, and if Tenant does not, or cannot comply, Landlord may terminate this Lease as provided in (a) above.

     Tenant expressly understands it is responsible for insurance in control of all of its property (i.e., equipment, records, inventory, furniture and personal property), and Landlord shall not be liable to Tenant for any damage thereto, unless such damage is due to the negligence or willful misconduct of Landlord, its agents, contractors or employees.

     During the term of this Lease, tenant shall, at its own cost and expense, provide and keep in force general liability insurance, such insurance to be written by an insurance company or companies authorized to do business in the U.S. Virgin Islands and reasonably acceptable to Landlord, against claims for death or personal injuries in or about the Premises at least in the amount of $500,000 against loss for death or injuries to more than one person; and $1,000,000 against loss for death or injuries to more than one person in any one accident, together with property damage coverage in the amount of $150,000. Certificates evidencing same shall be furnished to Landlord and, on demand, receipts showing payment of the premium on such insurance shall be exhibited to Landlord. Such certificate of insurance must include as additional named insured Landlord and Landlord's mortgagee(s), if any, and a ten (10) day prior written notice to the additional named insured or cancellation. If Tenant fails or neglects to provide such insurance, Landlord, at its option, shall have the right but not the obligation to cause such insurance to be issued and the cost and expense thereof shall be Additional Rent.

     Tenant shall also, at its sole cost and expense, provide and keep in force such additional insurance as required, including, but not limited to, worker's compensation. Certificates evidencing same shall be furnished to Landlord and, on demand, receipts showing payment of the premium on such insurance shall be exhibited to Landlord.

     9.   Maintenance - Repair or Damage - Destruction

          9.1  Maintenance

     Tenant covenants and agrees that it will during the term of this Lease keep and maintain the Premises and all improvements thereon, equipment, fixtures and appliances therein, and all appurtenances thereto in good condition and repair, ordinary wear and tear excepted, and keep the same free from trash, nuisance or danger of fire and in all respects and at all times use and maintain the Premises so as to fully meet and comply with all health and policy regulations and the ordinances and all other laws now in force or which may hereafter be enacted which affect the Premises.

          9.2  Repairs

     In the event of damage to or destruction of the Premises by fire or other casualty, Tenant, at its sole expense, shall promptly restore the Premises as nearly as possible to the condition thereof prior to such damage or destruction. All insurance proceeds received by Tenant pursuant to the provisions of this Lease, less the cost of recovery, if any, shall be held in trust and applied to the payment of such restoration as such restoration progresses; provided, however, if Tenant determines, in its sole discretion, that restoration is not economically feasible then Tenant shall have the right to terminate this Lease and shall have no further obligations hereunder provided Tenant assigns to Landlord all insurance proceeds received by Tenant as described above.

     10.  Alterations

     Tenant shall have the right to make changes or alterations in the building located on the Premises, or to construct improvements on the Premises; provided, however, that Tenant shall not make any alterations, additions or deletions to the building located on the Premises if such alteration, addition or deletion shall (i) convert the building located on the Premises to a structure which is not a complete, self-contained, operating unit; (ii) be a structural change in the building; (iii) diminish or reduce the parking area of the Premises below that required by local ordinances. Notwithstanding the foregoing, Tenant may make such structural changes, alterations, additions or deletions as are approved in advance by Landlord, which approval may not be unreasonably withheld or delayed. If Landlord fails to respond within thirty (30) days to any request submitted by Tenant under this Section 10, such request shall be deemed approved by Landlord.

     11.  Liens

     Tenant shall not do or suffer anything to be done whereby the Premises or any part thereof may be encumbered by any mechanic's or similar lien and if, whenever and as often as any mechanic's or similar lien is filed against said Premises, done by, for or under the authority of Tenant or anyone claiming by, through or under Tenant, Tenant shall discharge the same of record, within twenty (20) days after the date of filing.

     12.  Contest of Lien Claims

     Tenant shall have the right to contest any such mechanic's or other lien claim filed against the Premises or any part thereof, if within such twenty (20) day period it notifies Landlord of its intention to so do, provided that Tenant shall diligently prosecute any such contest, at all times effectually stay or prevent any official or judicial sale of the Premises under execution or otherwise, and pay or otherwise satisfy any final judgment adjudicating or enforcing such contested mechanic's or other lien claim and thereafter promptly procure record release and satisfaction thereof. Landlord agrees to cooperate fully with Tenant in good faith during the course of such contest.

     13.  Utilities

          13.1  Generally

     All heat, light, power, water, sewerage, snow removal, trash removal, and other utilities and utility services used in, on or about the Premises shall be paid for by Tenant and shall be contracted for by Tenant in its own name.

          13.2  Interruption of Services

     It is expressly agreed that the suspension or interruption in utility services, or any other services supplied by Landlord to the Premises for any reason shall not constitute a default by Landlord or entitle Tenant to any reduction or abatement of rent or otherwise entitle Tenant to not comply with all of its obligations hereunder. There are no standby generators for the Premises and there is no plan for Landlord to provide one.

     14.  Security Interest

          14.1  Subordination

     This Lease is subject and subordinate to any mortgage or encumbrance which may now or hereafter encumber the Landlord's interest in the Premises or the Property, or both, or upon any buildings placed upon the Property, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall within ten (10) days of Landlord's request, execute, acknowledge and deliver to Landlord any appropriate certificate or instrument that Landlord may request evidencing such subordination. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or instrument that Landlord may request evidencing such subordination. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by the holder any such mortgage or encumbrance of the remedies provided for by law or by such mortgage or encumbrance, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the tenant of such successor in interest without change in the terms or other provisions of such Lease, provided, however, that such successor in interest shall not be bound by (a) any payment of rent or additional rent for more than one (1) month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease or (b) any amendment or modification of this Lease made without the written consent of such holder or such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

          14.2  Security Interest

     In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein and the performance by Tenant of all its obligations hereunder. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code as enacted by the U.S. Virgin Islands so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including but not limited to all fixtures, machinery, equipment, inventory, furnishings and other articles of personal property now or hereafter placed in or upon the Premises by Tenant. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be perfected and protected pursuant to the Uniform Commercial Code. Landlord may at its election at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the Uniform Commercial Code in addition to and cumulative of the Landlord's liens and rights provided by law, in equity or by the other terms and provisions of this Lease.

     15.  Indemnity

          15.1  Indemnification of Landlord

     Tenant agrees to indemnify and save Landlord harmless from and against all liability, and all loss, cost and expense, including reasonable attorneys' fees, arising out of Tenant's operation, maintenance, management and control of the Premises or in connection with (i) any loss, injury or damage whatsoever caused to or by any person, including, but not limited to, Tenant, its employees, agents or business invitees, or property, including Tenant's property, arising out of any occurrence on the Premises, (ii) any breach of this Lease by Tenant, (iii) any act or omission of Tenant, its employees, agents or business invitees occurring in, on or about the Premises.

          15.2  Indemnification of Tenant

     Landlord agrees to indemnify and save Tenant harmless from and against all liability and all loss, cost and expense, including reasonable attorneys' fees arising out of Landlord's operation, management and control of the property on which the Premises are located or in connection with (i) any loss, injury or damage whatsoever caused to or by any person, including, but not limited to, Landlord, its employees, agents or business invitees, or property, including Landlord's property arising out of any occurrence on the property on which the Premises are located, (ii) any breach of this Lease by Landlord or (iii) any act or omission of Landlord, its employees, agents or business invitees occurring in, on or about the property on which the Premises are located.

     16.  Fixtures

     Tenant may install on the Premises its fixtures, improvements and/or equipment and, at the termination of this Lease, Tenant shall have the right to remove fixtures, improvements and/or equipment owned by Tenant.

     17.  Condition of Premises at End of Term

     At the end of the lease term, Tenant shall leave and deliver the Premises in as good a condition and substantial repair as they now are with the exception of usual wear and tear, fire, the elements, acts of God, civil riot, war, insurrection or other unavoidable casualty.

     18.  Use

     Tenant shall not use or occupy or permit the Premises or any part thereof to be used or occupied for any unlawful business, use or purpose.

     19.  Quiet Enjoyment

     Landlord covenants and warrants that it has full right and lawful authority to enter into this Lease for the full term hereof, that Tenant will be put in possession of the Premises when Tenant desires and is entitled hereunder, and that Tenant, upon paying the rent and performing all of the terms, conditions and provisions of this Lease to be performed by Tenant, shall peacefully and quietly have, hold and enjoy the Premises for the full term of this Lease, and any extension thereto, subject to the provisions herein contained; provided, however, that the Premises may be subject to the easements, covenants, agreements, encumbrances and restrictions of record on the date of this Lease.

     20.  Signs

     Tenant may, at Tenant's own risk, lawfully erect signs concerning the business of Tenant or displaying Tenant's name on the parking area and building on the Premises, and the roof thereof, if permitted by local regulations, but in doing so Tenant agrees to maintain said signs in a good state of repair, save Landlord harmless from any loss, cost or damage as a result of the erection, maintenance, existence or removal of the same and shall repair any damage which may have been caused by the erection, existence, maintenance or removal of such signs.

     21.  Personal Property

     All personal property of every kind or description that may at any time be in the Premises shall be at Tenant's sole risk, or at the risk of those claiming under Tenant, and Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of Tenant caused in any manner whatsoever, except as may result from and be caused by the negligence of Landlord or its agents or employees.

     22.  Waste

     Tenant shall use and occupy the Premises in a careful, safe and lawful manner and not commit waste therein.

     23.  Non-Waiver

     No waiver of any breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof.

     24.  Default

     The following shall constitute a default under this Lease:

          (i) Failure by Tenant to pay any installment of rent or other sums required by Tenant to be paid under this Lease within ten (10) days after written notice from Landlord;

          (ii) Failure by Tenant or Landlord to perform any nonmonetary covenant under this Lease within thirty (30) days after written notice from the non-defaulting party stating the nature of the default, provided that if the nature of such default, other than for nonpayment of rent or other sums, is such that the same cannot reasonably be cured within such thirty-day period, such shall not be deemed to be a default if, within such period, a cure of such default is commenced and thereafter diligently prosecuted to completion.

     If default shall be made by Tenant in the payment of rent or in the performance of any of the conditions of this Lease, Landlord shall have the right to reenter said Premises and remove Tenant and all other persons therefrom, and shall have the option of terminating this Lease; provided, however, that such rights of reentry and termination may be exercised by Landlord in accordance with law, and only in the event that the breach or other default of Tenant shall have continued for thirty (30) days after written notice thereof and Landlord's intention to terminate has been furnished to Tenant in writing at the foregoing address, by registered or certified mail. If default be made by Tenant and if Landlord exercises its option to terminate as herein provided, then Landlord shall proceed to rerent the Premises at the highest and best offer received by it for the unexpired portion of this Lease and if the amount of rental herein agreed to be paid by Tenant is more than the amount received, then Tenant shall thereupon pay said difference to Landlord, in cash as the same becomes due on the first day of each month, as Landlord's liquidated damages for such breach.

 .   If default shall be made by Landlord in the performance of the conditions of this Lease, and shall have continued for thirty (30) days after written notice thereof has been furnished to Landlord in writing by registered mail, then Tenant, in addition to all other remedies now or hereafter afforded or provided by law, may cancel this Lease or may at its election perform such condition on behalf of Landlord, or make good any such default, and any amount Tenant shall advance pursuant thereto shall be repaid by Landlord to Tenant on demand together with interest at the rate of 12% per annum and if Landlord shall not repay any such amount, Tenant may deduct the same from the next installment or installments of rent to accrue under this Lease.

     25.  Condemnation

     If the whole of the Premises, or if such portion of the facilities and building improvements comprising part of the Premises as may be required for the reasonable use of the Premises, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease, at the option of Tenant, shall automatically terminate as of the date of any final judgment entered under such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. In the event Tenant does not exercise such right to terminate this Lease, this Lease shall continue and Tenant shall continue in possession of the remainder of the Premises under the terms herein provided, except that the monthly rent payable herein shall be reduced in proportion to the amount of land area of the Premises so taken. Tenant shall have the right to recover from any condemning authority that portion of any award attributed to Tenant's leasehold interest.

     26.  Notices

     All notices required hereunder shall be in writing and may be personally delivered or mailed by certified or registered mail, addressed to the respective parties, and all notices, demands or other writing to be made, given or sent hereunder, or which may be so given or made or sent by any party to the other shall be deemed to have been fully given or made when personally delivered or if mailed, three (3) days following the deposit thereof in the United States mail, registered or certified, postage prepaid, and addressed to the respective parties as follows:

        Landlord:  Hassan Rahmari
                   P.O. Box 1497
                   Kingshill, U.S.V.I.  00851-1497

        Tenant:    Cost-U-Less
                   1810 15th Place N.W., Suite 203
                   Issaquah, Washington  98027
                   Attn:  Jim Rose

     Any party may change the address to which notices are to be given by giving notice as above provided.

     27.   Assignment and Sublease

     Tenant shall have the right to sublease or assign all or any part of the Premises without the consent of Landlord.

     28.   Successors and Assigns

     This Lease shall run with the land and shall be binding upon and inure to the benefit of the heirs, successors, administrators and assigns of the parties hereto.

     29.   Non-Modification

     It is mutually agreed that the covenants and conditions herein contained are the full and complete terms of this Lease and that no alterations, amendments or modifications of the same shall be binding unless first reduced to writing and signed by both parties hereto.

     30.  Memorandum of Lease

     It is mutually agreed that this Lease will not be recorded, but that the parties will execute a written memorandum acknowledging the tenancy which may be recorded in the records of St. Croix, U.S.V.I.

     31.  Attorneys' Fees

     In the event of any action or proceeding to enforce any provision of this Lease, the prevailing party shall be entitled to reasonable attorneys' fees and all costs and expenses expended or incurred in connection with such action or proceeding.

     32.   Effect of Invalidity

     If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of the terms and provisions to persons and circumstances other than those to which it had been held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     33.  Applicable Law

     This Lease shall be governed by and construed in accordance with the laws of the U.S.V.I.

     34.  Hold-Over

     If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the U.S.V.I. During such tenancy Tenant agrees to pay to Landlord the same rate of rental as set forth herein, unless a different rate is agreed upon, and to be bound by all of the terms, covenants, and conditions as herein specified, so far as applicable.

     35.  Agency Disclosure

     At the signing of this Agreement the leasing agent represented Landlord. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction.

     36.  Environmental

          36.1  Landlord's Warranties

     Landlord warrants and represents that any use, storage, treatment, or transportation of Hazardous Substances, as defined in Section 36.4 below, which has occurred in or on the Premises prior to the date hereof has been in compliance with all applicable federal, state and local laws, regulations and ordinances. Landlord additionally warrants and represents that no release, leak, discharge, spill, disposal or emission of Hazardous Substances has occurred in, on or under the Premises, and that the Premises are free of Hazardous Substances as of the date hereof.

          36.2  Landlord's Indemnity

     Landlord agrees to indemnify and hold harmless Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the lease term from or in connection with the presence or suspected presence of Hazardous Substances in or on the Premises, unless the Hazardous Substances are present solely as a result of negligence, willful misconduct or other acts of Tenant, Tenant's agents, employees, contractors or invitees. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision, unless the Hazardous Substances are present solely as a result of negligence, willful misconduct or other acts of Tenant, Tenant's agents, employees, contractors or invitees. This indemnification shall specifically include any and all costs due to Hazardous Substances which flow, diffuse, migrate or percolate into, onto or under the Premises after the lease term commences.

          36.3  Tenant's Indemnity

     Tenant agrees to indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the lease term, from or in connection with the presence or suspected presence of Hazardous Substances in or on the Premises as a result of the operation of Tenant's business, unless the Hazardous Substances are present solely as a result of negligence, willful misconduct or other acts of Landlord, Landlord's agents, employees, contractors or invitees. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision, unless the Hazardous Substances are present solely as a result of negligence, willful misconduct or other acts of Landlord, Landlord's agents, employees, contractors or invitees.

          36.4  Hazardous Substances

     As used herein, "Hazardous Substances" shall mean any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term by any federal, state or local environmental statute, regulation or ordinance presently in effect or that may be promulgated in this future as such statutes, regulations and ordinances may be amended from time to time.

     37.  Negotiation and Construction

     This Agreement and each of the terms and provisions hereof are deemed to have been explicitly negotiated between the parties, and the language in all parts of this Agreement shall, in all cases, be construed according to its fair meaning and not strictly for or against either party.

     DATED this 20 day of August, 1993.

                            LANDLORD:



                            /s/ Fakri A. Rahman Mustafa
                              -----------------------------
                            For Hassan Rahman

                            TENANT:

                            COST-U-LESS, a Washington
                            corporation



                            By /s/ Michael J. Rose
                              -----------------------------
                              Name: Michael J. Rose
                              Title: CEO



UNITED STATES VIRGIN ISLANDS                     )
COUNTY OF  St. Croix                             )  ss.  VIRGIN ISLANDS

     On this 20 day of August, 1993, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Fakri A. Rahman Mustafa, to me known to be the person who signed as Landlord of, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.



                                              RITA JOHANNES
                                              -------------------------
                                              (Signature of Notary)


                                              /s/ Rita Joahnnes
                                              -------------------------
                                              (Print or stamp name of Notary)

                                              NOTARY PUBLIC in and for the
                                              State of U.S.V.I., residing at

                                              -----------------------------
                                              My Appointment Expires:  Ex-
                                              Officio.




STATE OF WASHINGTON                              )
                                                 )  ss.  VIRGIN ISLANDS
COUNTY OF KING                                   )

     On this 26th day of July, 1993, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Michael J. Rose, to me known to be the person who signed as C.E.O. of COST-U-LESS, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                     /s/ Paul W. Traxler
                                     -------------------------------
[NOTARY SEAL APPEARS HERE]           (Signature of Notary)


                                     PAUL W. TRAXLER
                                     -------------------------------
                                     (Print or stamp name of Notary)

                                     NOTARY PUBLIC in and for the State of
                                     Washington, residing at Puyallup, WA
                                     My Appointment Expires: 2-17-96.

                                   EXHIBIT A

                              [Legal Description]

                   TENANT ESTOPPEL CERTIFICATE AND NOTICE OF
                        ASSIGNMENT OF RENTS AND LEASES



TO:  BANK OF NOVA SCOTIA and/or its affiliates



1. The undersigned is the Lessee (Tenant) under that certain Lease dated July 30, 1993, by and between HASSAN RAHMAN, as Lessor (Landlord) and CULW CORPORATION (successor by merger to COST-U-LESS, INC.), a Washington corporation, as Lessee (Tenant), covering those certain premises commonly known and designated as Plot No. 3A, containing 2.0 U.S. acres, Estate Hogensborg, West End Quarter, St. Croix, U.S. Virgin Islands as shown on PWD 1883, dated March 25, 1966 revised August 27, 1992.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. In none, state "none".
       -------------------------------------------------------------------------
                   First Amendment dated November 22, 1993
--------------------------------------------------------------------------------

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments of any other type of rental concession (except as indicated following this sentence). If none state "none".
                     -----------------------------------------------------------
                                     NONE
--------------------------------------------------------------------------------

4. The fixed minimum rent to be paid is $18,565.42 per month for the first five (5) years. Tenant has paid a security deposit, second month's rent and last month's rent in the total amount of $55,696.26.

5. To Lessee's best knowledge and belief after inquiry, the Lease is not in default and is in full force and effect. To Lessee's best knowledge and belief, as of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent. The Tenant acknowledges that construction of the improvements has commenced within the meaning of Section 3.2 of the Lease.

6. The undersigned has received or will receive payment or credit for tenant improvement work in the total amount of $0.00 (or if other than cash, describe
                                         -----
below). If none, state "none".
                              --------------------------------------------------
                                     NONE
--------------------------------------------------------------------------------

7. The Lease does not contain and the undersigned does not have any outstanding options or rights of first refusal to purchase the premises or any part thereof or the real property of which the premises are a part except as set forth in
Section 6 of the Lease.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof.

9. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to Bank of Nova Scotia or one of its affiliates (hereinafter "Bank") and that pursuant to the terms thereof all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until you are otherwise notified in writing by Bank, or its successors or assigns.

TENANT ESTOPPEL CERTIFICATE AND NOTICE
OF ASSIGNMENT OF RENTS AND LEASES
PAGE 2



It is particularly noted:

(a) That under the provisions of said assignment said Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon, without the prior written consent of Bank, or its successor and assigns, which consent cannot be unreasonably withheld or delayed, and without such consent no rent may be collected or accepted more than two months in advance, except as may be required pursuant to the terms of the Lease.

(b) That the interest of the Lessor in said Lease has been assigned to Bank, for the purposes specified in the assignment and Bank, or its successors and assigns, assumes no duty, liability or obligation whatever under said Lease or any extension or renewal thereof.

(c) Any notices sent to Bank or its affiliates should be sent by Registered Mail/Certified Mail and addressed to:

                     Bank of Nova Scotia
                     Sunny Isle Branch
                     Attn:  Senior Account Manager
                     4500 Estate Diamond
                     Christiansted, St. Croix
                     U.S. Virgin Islands 00820-4451

10. The Lessee has not sublet the leased premises, or any part thereof, to any sublessee and has not assigned any of its rights under the Lease. No one other than the Lessee and its employees will occupy the leased premises upon completion of construction of the improvements and Tenant taking possession of the leased premises.

11. Lessee agrees to give Bank, by registered mail, a copy of any notice of default served upon the Landlord. Lessee further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Bank shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, Bank has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Lessee expressly acknowledges that Bank shall have no obligation to cure such default of Landlord.

12. The Lessee hereby agrees that if the Bank forecloses on its mortgage encumbering the leased premises, and if the Landlord's interest in the leased premises is sold at a foreclosure sale, then the Lessee's right of first option to purchase the property as set forth in Section 6 of the Lease shall be deemed to permit it only to purchase the property at the foreclosure sale and Lessee shall have no other right to purchase the leased

TENANT ESTOPPEL CERTIFICATE AND NOTICE
OF ASSIGNMENT OF RENTS AND LEASES
PAGE 3



premises in connection with such foreclosure sale. If the leased premises is sold at the foreclosure sale to someone other than the Lessee, then such sale shall be subject to the provisions of the Lease (including the Tenant's right of first option) as provided in the Subordination, Nondisturbance and Attornment Agreement entered into between the Bank and Lessee concurrently with the execution of this Estoppel Certificiate.

13. This certification is made to induce Bank or one of its affiliates to make certain findings, knowing that Bank relied upon the truth of this certification in disbursing such funds.

Dated this 14th day of January, 1994.
           ----        -------


                                  CULW CORPORATION
                                  Lessee


                                  By: /s/ Michael J. Rose
                                     --------------------------------------
                                  Print Name: Michael J. Rose
                                             ------------------------------
                                  Print Title: CEO
                                              -----------------------------

                         [LETTERHEAD OF LOGAN & LOGAN]


                               January 13, 1994


    Te1ecopy
    --------

    Allan C. Youngberg
    Chief Financial Officer
    Cost-U-Less
    12410 SE 32nd Street
    Bellevue, WA 98005



    RE:  Lease Between Hassan Rahman and Cost-U-Less, dated July 30, 1993


    Dear Mr. Youngberg:

         I received your letter to Brenda Gerdes, dated December 28, 1993 and the requested additional paragraph. This additional language was approved by the Bank of Nova Scotia's counsel and has been included as Paragraph No. 5 in the Subordination, Nondisturbance and Attornment Agreement. The revised document is included herewith.

         In concluding his review of this loan closing, the Bank's counsel has requested several additional changes to the Tenant Estoppel Certificate. The revised Certificate is enclosed with this letter.

         We expect to be able to close this loan upon receipt of your signed documents. Accordingly, your prompt attention to this matter is greatly appreciated.

         If you have any questions, please do not hesitate to contact me.



                                      Very Truly Yours,

                                      LOGAN & LOGAN

                                      /s/ G. Hunter Logan, Jr.

                                      G. Hunter Logan, Jr.


GHL/pcd

Encl.

cc:  Hassan Rahman
     Scott Silverlight, Esq.

                       SUBORDINATION, NONDISTURBANCE, AND
                              ATTORNMENT AGREEMENT

     THIS AGREEMENT dated the ______________ day of________________________,
199__, between BANK OF NOVA SCOTIA, hereinafter the "Mortgagee" and CULW CORPORATION (successor by merger to COST-U-LESS, INC.) 12410 SE 32nd Street, Bellevue, WA 98005, hereinafter called "Lessee/Tenant".

                                  WITNESSETH:

     (a) Lessee/Tenant entered into a certain Lease dated July 30, 1993 with HASSAN RAHMAN, hereinafter called "Lessor/Landlord", covering premises known as Plot No. 3A, Estate Hogensborg, West End Quarter, St. Croix, U.S. Virgin Islands, as shown on PWD No 1883, dated March 25, 1966, revised August 27, 1992.

     (b) Mortgagee has agreed to make a mortgage loan of $1,200,000.00 (the "Mortgage") to the Lessor/Landlord and the parties desire to set forth their agreement as hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

     1. The Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

     2. Lessee/Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee which acquires the demised premises by deed in lieu of foreclosure, and the successors and assigns of such purchasers, as its Lessor/Landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in said Lease.

     3. In the event that Mortgagee shall succeed to the interest of Lessor/Landlord under such Lease, Mortgagee shall not be:

          (a) liable for any act or omission of any prior lessor/landlord (including Lessor/Landlord); or

          (b) subject to any offsets or defenses which Lessee/Tenant might have against any prior lessor/landlord (including Lessor/Landlord); or

          (c) bound by any rent or additional rent which Lessee/Tenant might have paid for more than the current month and last month's rent to any prior lessor/landlord (including Lessor/Landlord); or

          (d) bound by any amendment or modification of the Lease made without its consent, which consent shall not be unreasonably withheld or delayed.

SUBORDINATION AND ATTORNMENT AGREEMENT
PAGE 2



     4. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

     5. In the event that Mortgagee shall succeed to the interest of Lessor/Landlord under such Lease, Mortgagee agrees that if Tenant is not in default under the terms of the Lease, then Mortgagee shall not disturb Tenant's possession under the Lease, and the Lease will be recognized as a direct Lease from Mortgagee, or any other party acquiring the premises upon the foreclosure sale, except as specifically provided herein.

     IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.



                                    MORTGAGEE:

                                    BANK OF NOVA SCOTIA

                                    By:
                                       -------------------------------------
                                    Print Name:
                                               -----------------------------
                                    Print Title:
                                                ----------------------------


                                    TENANT:

                                    CULW CORPORATION

                                    By:  /s/ Michael J. Rose
                                       -------------------------------------
                                    Print Name: Michael J. Rose
                                               -----------------------------
                                    Print Title: C.E.O.
                                                ----------------------------